EXHIBIT 10.2
AMENDMENT TO CORPORATE INTEGRITY AGREEMENT
between the
Office of Inspector General
of the
Department of Health and Human Services
and
Wright Medical Technology, Inc.
I.	Preamble
Effective September 29, 2010, Wright Medical Technology, Inc. (Wright) entered into a Corporate Integrity Agreement (CIA) with the Office of Inspector General (OIG) of the United States Department of Health and Human Services. Contemporaneously with the CIA, Wright entered into a Settlement Agreement and Deferred Prosecution Agreement (DPA) with the United States.
Wright hereby enters into this Amendment to the CIA (Amendment). This Amendment applies only to U.S. operations of Wright that are subject to U.S. Federal health care program requirements. Wright will be entering into an agreement with the United States to extend the period of the DP A for an additional twelve months. Wright’s execution of the DPA is a condition precedent to this Amendment.
II.	Revised Terms

A. Continuation of CIA and Term of Amendment.

All of the obligations set forth in the CIA shall continue for the period set forth in the CIA, and Wright shall comply with the CIA obligations for the remainder of the term of the CIA, as revised by this Amendment.
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement

B.	Suspension of Certain Terms in the CIA.
The requirements set forth in Section III.A through Section III.C. and Section III.E of the CIA will be suspended during the first 24 months of the CIA unless (a) the DPA is no longer in effect; or (b) OIG lifts the suspension. The requirements set forth in Section III.D of the CIA will be suspended during the first 12 months of the CIA unless (a) the DPA is no longer in effect; or (b) OIG lifts the suspension. All other terms of Section II.B of the CIA remain unchanged.
C.	Correspondence with the United States Attorney’s Office for the District of New Jersey.
1.	Wright shall submit to OIG any official notice or report produced by the United States Attorney’s Office for the District of New Jersey pursuant to the DPA within 5 days of Wright receiving any official notice or report from the United States Attorney’s Office for the District of New Jersey.

2.	Wright shall submit to OIG any official notice, report, or response Wright provides to the United States Attorney’s Office for the District of New Jersey at the same time Wright provides the official notice, report, or response to the United States Attorney’s Office for the District of New Jersey.

3.	Any written documentation Wright provides to or receives from the United States Attorney’s Office for the District of New Jersey pursuant to the DPA shall be made available to the OIG upon request.
D.	Implementation Report and First Annual Report Requirements.
The Implementation Report and the first Annual Report shall be received by OIG no later than 90 days after the end of the second Reporting Period. In addition to the requirements of Section V.C of the CIA, the first Annual Report shall contain the following:
1.	a description of the Focus Arrangements Tracking System required by Section III.D. 1.a of the CIA;
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement

2.	a description of the internal review and approval process required by Section III.D.l.e of the CIA: and

3.	a description of the tracking and monitoring procedures and other Focus Arrangements Procedures required by Section III.D.l of the CIA.
Wright shall not have to report in the First Annual Report on Sections III.A through III.C of the CIA or Section III.E of the CIA. Wright shall not have to include Sections V.A.7, .8, and .9 of the CIA in the Implementation Report, unless Wright makes changes to the information reported in response to these requirements in the First Annual Report.

Subsequent Annual Reports shall be received by the OIG no later than 60 days after the anniversary date of the Effective Date.
III.	Effective and Binding Agreement
A.	Section XI of the CIA remains in effect through the term of the CIA. As of the Effective Date of this Amendment, Section XI of the CIA is amended to include the following provisions, which shall apply through the term of this Amendment:

B.	Wright and OIG agree as follows:
1.	This Amendment shall be binding on the successors, assigns, and transferees of Wright.

2.	This Amendment shall become final and binding on the date the final signature is obtained on the Amendment.

3.	The CIA, as revised by this Amendment, constitutes the complete agreement between the parties and may not be amended except by written consent of the parties.

4.	The undersigned Wright signatories represent and warrant that they are authorized to execute this Amendment. The undersigned OIG signatories represent that they are signing this Amendment in their
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement

official capacity and that they are authorized to execute this Amendment.

5.	This Amendment may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Amendment. Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Amendment.
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement

On Behalf of Wright Medical Technology, Inc.

/s/ : David D. Stevens	9/13/11
DAVID D. STEVENS	DATE
Interim Chief Executive Officer
Wright Medical Technology, Inc.

/s/ : Thomas N. Bulleit, Jr.	9/12/11
THOMAS N. BULLEIT, JR., ESQ.	DATE
Hogan Lovells US LLP
Counsel for Wright Medical Technology, Inc.

/s/ : Karen F. Green	9/13/11
KAREN F. GREEN	DATE
Wilmer Cutler Pickering Hale and Dorr LLP
Counsel for Wright Medical Technology, Inc.
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement

On Behalf of the Office of Inspector General
of the Department of Health and Human Services

/s/ : Gregory E. Demske	9/14/11
GREGORY E. DEMSKE	DATE
Assistant Inspector General for Legal Affairs
Office of Inspector General
U. S. Department of Health and Human Services

/s/ : Laura E. Ellis	9/14/11
LAURA E. ELLIS	DATE
Senior Counsel
Office of Inspector General
U. S. Department of Health and Human Services
Wright Medical Technology, Inc. — Amendment to Corporate Integrity Agreement